UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 20, 2023

MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston, TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
common stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 1.01     Entry into a Material Definitive Agreement.

On December 20, 2023, Moleculin Biotech, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with an institutional investor and certain of the Company’s executive officers, employees, advisors and a member of its board of directors (collectively, the “Investors”) for the sale by the Company of 3,602,253 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, and pre-funded warrants to purchase 3,442,583 shares of common stock in lieu thereof (the “Pre-Funded Warrants”) in a registered direct offering (the “Offering”). In a concurrent private placement (the “Private Placement”), the Company also sold to the Investors unregistered warrants to purchase up to an aggregate of 14,089,672 shares of common stock (the “Common Warrants”). The combined purchase price of one share of common stock (or pre-funded warrant in lieu thereof) and accompanying Common Warrant is $0.64 for the institutional investor, and $0.69 for the executive officers, employees, advisors and the member of the Company’s board of directors who participated in the Offering.  The closing of the Offering and Private Placement is subject to customary closing conditions and is expected to occur on December 26, 2023 (the “Closing Date”).

Subject to certain ownership limitations, each of the Common Warrants will become exercisable on the effective date of such stockholder approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market with respect to issuance of all of the Common Warrants and the common stock upon the exercise thereof. Subject to certain ownership limitations, each Common Warrant will have an exercise price of $0.64 per share, expire five years from the date of stockholder approval and will become exercisable beginning on the effective date of stockholder approval for the shares issuable upon the exercise of the Common Warrants. The Common Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein in not available for, the issuance or resale of shares of common stock underlying the Common Warrants to or by the holder. The holder of a Common Warrant is prohibited from exercising of any such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of common stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. In the event of certain fundamental transactions, the holder of the Common Warrants will have the right to receive the Black Scholes Value of its Common Warrants calculated pursuant to a formula set forth in the Common Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

Subject to certain ownership limitations, each Pre-Funded Warrant is exercisable into one share of common stock at a price per share of $0.001 (as adjusted from time to time in accordance with the terms thereof). In lieu of making the cash payment otherwise contemplated to be made upon exercise of the Pre-Funded Warrant, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a cashless exercise formula set forth in the Pre-Funded Warrant. The holder of a Pre-Funded Warrant is prohibited from exercising of such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of common stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. In the event of certain fundamental transactions, the holders of the Common Warrants will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Pre-Funded Warrant is exercisable immediately prior to such event.

The gross proceeds to the Company from the offering are expected to be approximately $4.5 million, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company, and excluding the proceeds, if any, from the exercise of the Warrants. The Company intends to use the net proceeds from the Offering and Private Placement for working capital and for general corporate purposes.

Walter V. Klemp, the Company’s Chief Executive Officer, Jonathan P. Foster, the Company’s Chief Financial Officer, certain other employees and advisors, and a member of the Company’s board of directors purchased an aggregate of 326,086 shares in the Offering and Common Warrants to purchase an aggregate of up to 652,172 Common Warrants in the Private Placement on the same terms as the other investors participating in the Offering, but at a combined purchase price of $0.69 per share of common stock and accompanying Common Warrant.

The Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto for 60 days after the Closing Date, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) until one year after the Closing Date, subject to certain exceptions.

The Offering of the Shares and Pre-Funded Warrants was made pursuant to a shelf registration statement on Form S-3 (File No. 333-256627) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission on May 28, 2021, and declared effective on June 11, 2021. The Common Warrants to be issued in the Private Placement and the shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and have not been registered under the Securities Act or applicable state securities laws.

On December 20, 2023, the Company entered into a placement agency agreement with Maxim Group LLC (the “Placement Agent”) (the “Placement Agreement”), pursuant to which the Company has agreed to pay the Placement Agent an aggregate fee equal to 7% of the aggregate gross proceeds received by the Company from the sale of the securities in the Offering and Private Placement. The Company also agreed to reimburse the Placement Agent for up to $85,000 for the Placement Agent’s legal fees and expenses.

The representations, warranties and covenants contained in the Purchase Agreement and Placement Agreement were made solely for the benefit of the parties to the Purchase Agreement and Placement Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement and Placement Agreement are filed with this Current Report on Form 8-K only to provide investors with information regarding the terms of the transactions described herein, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement or Placement Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Purchase Agreement, the Placement Agreement, the Pre-Funded Warrant and the Common Warrant are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 relating to the Private Placement, the Common Warrants and the shares issuable upon exercise of the Common Warrants is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2023, the Board of Directors of the Company adopted the Fourth Amended and Restated Bylaws of Moleculin Biotech, Inc. (as amended and restated, the “Bylaws”), effective on such date. Capitalized terms used but not defined in this Current Report on Form 8-K shall have the meanings ascribed to them in the Bylaws. The changes to the Bylaws include the following:

Section 2.09 – Clarified that all matters presented to the stockholders of the Company at a duly called or convened meeting at which a quorum is present (other than the election of directors, which shall be a plurality of the votes cast) shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker nonvotes) on such matter.

The foregoing summary of the changes effectuated by the amendment and restatement of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01.	Other Events

On December 20, 2023, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

3.1	Fourth Amended and Restated Bylaws of Moleculin Biotech, Inc.
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agency Agreement
99.1	Press release dated December 20, 2023
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date: December 21, 2023

By:	/s/ Jonathan P. Foster
Jonathan P. Foster
Chief Financial Officer